Exhibit 99.1

  National Dentex Corporation Announces First Canadian Acquisition,
                       Impact Dental Laboratory

    WAYLAND, Mass.--(BUSINESS WIRE)--Oct. 3, 2006--National Dentex Corporation (NASDAQ: NADX), one of the largest owner/operators of dental laboratories in the United States, announced that it had today acquired Impact Dental Laboratory Limited of Ottawa, Ontario, Canada. Impact had sales in excess of CDN $4,000,000 in its last fiscal year ended December 31, 2005. Terms of the transaction were not disclosed.

    Mr. David Brown, President & CEO of National Dentex, commented:
"We are extremely pleased to announce the acquisition of Impact Dental Laboratory. Founded in 1990 by Fred Lorenz and Richard Szarski, Impact has grown through a dedication to consistent quality, outstanding service and educational support beyond its clients' expectations. We are proud to have Fred, Richard and their whole talented team joining our network of laboratories. Their commitment and focus on customer service fits well with our approach of establishing lasting professional relationships with our clients. We believe that Impact, with its outstanding reputation in both Canada and the United States, is the perfect laboratory to lead National Dentex into the Canadian marketplace. With our added resources and their proven technical abilities we look forward to building on the traditions of excellence established by the Impact team."

    Mr. Brown further stated: "We continue to have discussions with a number of potential acquisition candidates. We remain firmly committed to our acquisition program and continue to pursue stand-alone facilities such as Impact, both in the United States and Canada."

    About National Dentex

    National Dentex Corporation serves an active customer base of over 22,000 dentists through 46 dental laboratories located in 30 U.S. states and one Canadian province. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our acquisition activity, marketplace competitiveness, opportunities, and expected courses of action, that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating results and acquisition activity include the timing, duration and effects of adverse changes in overall economic conditions and other developments that directly or indirectly affect consumer decisions as to whether and when to have dental procedures performed; National Dentex's ability to acquire new laboratories on terms and conditions acceptable to it and its capacity to integrate and successfully operate previously acquired laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; competition from other dental laboratories, including increased competition from dental laboratories located in foreign countries with lower labor and benefit costs, such as China: National Dentex's ability to attract, retain and motivate qualified personnel; changes in the cost or availability of raw materials, particularly precious metals like gold, platinum and palladium; any impairment in the carrying value of goodwill or other acquired intangibles; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the Nasdaq National Market; and other risks indicated from time to time in National Dentex's filings with the Securities and Exchange Commission, particularly under Item 1A, "Risk Factors" of National Dentex's most recently filed Annual Report on Form 10-K and the most recently filed Quarterly Report on Form 10-Q.

    CONTACT: National Dentex Corporation
             Richard F. Becker, 508-358-4422
             Executive Vice President, Treasurer & CFO